Execution Version

Exhibit 10.1
IMPLEMENTING AMENDMENT TO DIRECT FUNDING AGREEMENT
This IMPLEMENTING AMENDMENT, dated as of August 27, 2025 (the “Amendment”), to the Direct Funding Agreement, dated as of November 25, 2024 (as amended, restated, amended and restated, supplemented or otherwise modified prior to the date hereof, the “Existing DFA”) is made by and between Intel Corporation, a corporation organized under the laws of the State of Delaware (the “Recipient”) and the United States Department of Commerce (the “Department” and, together with the Recipient, the “Parties”, and each, a “Party”).
W I T N E S S E T H

WHEREAS, the Department issued Awards for each Project subject to, and in accordance with, the terms and conditions of the Existing DFA (as amended hereby and from time to time further amended, restated, amended and restated, supplemented or otherwise modified through the date hereof, including by this Amendment, the “DFA”), which was entered into pursuant to 15 U.S.C. §§ 4652 and 4659(a)(1) of the CHIPS Act as an other transaction.

WHEREAS, the Recipient and the Department have entered into that certain Warrant and Common Stock Agreement (the “Purchase Agreement”), dated as of August 22, 2025 which provides that (i) the Department shall release as promptly as practicable, in accordance with Applicable Law, $5,695,000,000.00 (“Released Funds”) in funding in respect of its obligations under the Existing DFA, (ii) the Recipient agrees that the Department shall have no further obligations under the Existing DFA, and (iii) the Department agrees that to the maximum extent permissible under Applicable Law, the Recipient’s obligations pursuant to the Existing DFA shall be considered released.

WHEREAS, it is the Department’s intention to release the Released Funds to the Recipient on the terms set forth in this Amendment as soon as is practicable.
WHEREAS, the Parties have agreed to revise the terms of the Existing DFA in connection with the transactions contemplated by the Purchase Agreement and as partial consideration for the Department receiving, and having the right to receive, Warrants and New Common Stock (each as defined in the Purchase Agreement) from the Recipient pursuant to the Purchase Agreement.
NOW THEREFORE, in consideration of the promises and mutual agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto agree as follows:
SECTION 1.    DEFINED TERMS. Capitalized terms defined in the Existing DFA, as amended hereby, and used (but not otherwise defined) herein shall have the meaning given in the Existing DFA, as amended hereby.

SECTION 2.    AMENDMENTS TO EXISTING DFA. Pursuant to Section 10.5(c) of the Existing DFA, the Recipient and the Department hereby agree that, effective upon (i) the Department’s receipt of the Warrants and the New Common Stock (other than the Escrowed Shares (as defined in the Purchase Agreement) and shares of New Common Stock not delivered on the Closing Date pursuant to the last sentence of Section 1.2(b) of the Purchase Agreement) and (ii) the Recipient’s issuance of the Escrowed Shares into Escrow (as defined in the Purchase Agreement), each pursuant to the Purchase Agreement, the Existing DFA shall be amended by:

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(a)Amending the definition of “Eligibility Start Date” in Annex A (Definitions) to read as follows: “means February 28, 2023.”
(b)Amending the definition of “Period of Performance” in Annex A (Definitions) to read as follows: “means, with respect to each Project, the period commencing on the Award Date and ending on the Project Completion Date for such Project.”
(c)Amending the definition of “Project Completion Clawback Date” in Annex A (Definitions) to read as follows: “means, with respect to any Project, the date identified as the Project Completion Clawback Date for such Project in Schedule B (Disbursement Milestone Schedule) of this Agreement as of the Award Date.”
(d)Amending the definition of “Project Completion Date” in Annex A (Definitions) to read as follows: “means, with respect to each Project, the date on which the Recipient has incurred and paid Project Costs for all Projects in the aggregate that constitute Eligible Uses of Funds in an amount at least equal to the Maximum Award Amount.”
(e)Deleting the definition of “Project Completion Requirements” in Annex A (Definitions).
(f)Amending the definition of “Upside Sharing Term” in Annex A (Definitions) to read as follows: “means, with respect to each Project, the period commencing on the Award Date and ending on the Project Completion Date for such Project.”
(g)Deleting Section 2.1(a) and replacing it with the following:
“(a)    The total maximum amount of the Award:
(i)for Direct Funding for the Fab 52 Project is one billion eight hundred fifty million Dollars ($1,850,000,000) (the “Fab 52 Project Maximum Direct Funding Award Amount” and such Award, the “Fab 52 Project Direct Funding Award”), for Direct Funding for the Fab 62 Project is one billion two hundred ninety million Dollars ($1,290,000,000) (the “Fab 62 Project Maximum Direct Funding Award Amount” and such Award, the “Fab 62 Project Direct Funding Award”), and for Direct Funding for the Fab 42 Project is eight hundred million Dollars ($800,000,000) (the “Fab 42 Project Maximum Direct Funding Award Amount” and such Award, the “Fab 42 Project Direct Funding Award” and such Awards, the “Arizona Projects Direct Funding Awards”); provided however, that the Recipient may reallocate any funds received under the Fab 52 Project Direct Funding Award, Fab 62 Project Direct Funding Award, or Fab 42 Project Direct Funding Award, to any other Award (other than the Workforce Award) in an amount up to the Fab 52 Project Maximum Direct Funding Award Amount, Fab 62 Project Maximum Direct Funding Award Amount or Fab 42 Project Maximum Direct Funding Award Amount, as applicable;
(ii)for Direct Funding for the Oregon Project is one billion eight hundred sixty million Dollars ($1,860,000,000) (the “Oregon Project Maximum Direct Funding Award Amount” and such Award, the “Oregon Project Direct Funding Award”); provided however, that the Recipient may reallocate any funds received under the Oregon Project Direct Funding Award to any other Award (other than the Workforce Award) in an amount up to the Oregon Project Maximum Direct Funding Award Amount;
(iii)for Direct Funding for the New Mexico Project is five hundred million Dollars ($500,000,000) (the “New Mexico Project Maximum Direct

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Funding Award Amount” and such Award, the “New Mexico Project Direct Funding Award”); provided however, that the Recipient may reallocate any funds received under the New Mexico Project Direct Funding Award to any other Award (other than the Workforce Award) in an amount up to the New Mexico Project Maximum Direct Funding Award Amount;
(iv)for Direct Funding for the Ohio Project is one billion five hundred million Dollars ($1,500,000,000) (the “Ohio Project Maximum Direct Funding Award Amount” and, together with the Fab 52 Project Maximum Direct Funding Award Amount, the Fab 62 Project Maximum Direct Funding Award Amount, the Fab 42 Project Maximum Direct Funding Award Amount, the Oregon Project Maximum Direct Funding Award Amount and the New Mexico Project Maximum Direct Funding Award Amount, the “Maximum Direct Funding Award Amount” and such Award, the “Ohio Project Direct Funding Award” and, together with the Arizona Projects Direct Funding Awards, the Oregon Project Direct Funding Award and the New Mexico Project Direct Funding Award, the “Direct Funding Award”); provided however, that the Recipient may reallocate any funds received under the Ohio Project Direct Funding Award to any other Award (other than the Workforce Award) in an amount up to the Ohio Project Maximum Direct Funding Award Amount; and
(v)for Workforce Activities relating to the Projects is sixty-five million Dollars ($65,000,000) (the “Maximum Workforce Award Amount” and, together with the Maximum Direct Funding Award Amount, the “Maximum Award Amount”, and such Award, the “Workforce Award”), which, collectively, represent the total amount of funds that may be disbursed by the Department to the Recipient upon execution and delivery of one or more Funding Obligations; provided however, that the Recipient may reallocate any funds received under the Workforce Award to any other Award in an amount up to the Maximum Workforce Award Amount;
provided further, that any reallocation pursuant to any of the preceding clauses (a)(i)-(v) shall not be permitted if the amount of Award funds received for such Project (after giving effect to such reallocation) would exceed $3,000,000,000.
(h)Deleting Section 3.2 (Upside Sharing) replacing it with “[Reserved].”
(i)Deleting Article 5 (Conditions Precedent to Each Disbursement) and replacing it with “[Reserved].”
(j)Deleting all sections of Article 7 (Affirmative Covenants), Article 8 (Negative Covenants), and Article 9 (Events of Defaults; Change of Control Events; Remedies), except as provided below:
(1)The failure of the Recipient to use Award funds only for Eligible Uses of Funds shall constitute an Event of Default, and all provisions of Article 9 (EVENTS OF DEFAULT; CHANGE OF CONTROL EVENTS; REMEDIES) related to such an Event of Default shall remain in full force and effect.
(2)A breach of Section 8.1.1(a) (Prohibited Persons; Foreign Entities of Concern) during the Period of Performance shall constitute an Event of Default and all provisions of Article 9 (EVENTS OF DEFAULT;

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CHANGE OF CONTROL EVENTS; REMEDIES) related to such an Event of Default shall remain in full force and effect.
(3)Section 9.1.1(a) (Project Completion Clawback Event) and all provisions of Article 9 (EVENTS OF DEFAULT; CHANGE OF CONTROL EVENTS; REMEDIES) related thereto shall remain in full force and effect.
(4)Annex C (Guardrail Provisions) and all provisions of Article 9 (EVENTS OF DEFAULT; CHANGE OF CONTROL EVENTS; REMEDIES) related to Annex C shall remain in full force and effect.
(5)The failure of the Recipient to carry out the commitments it has made pursuant to 15 U.S.C. § 4652(a)(2)(B)(ii)(II) during the Period of Performance shall constitute an Event of Default and all provisions of Article 9 (EVENTS OF DEFAULT; CHANGE OF CONTROL EVENTS; REMEDIES) relating to such an Event of Default shall remain in full force and effect.
(k)Deleting Section 10.15 (Reinstatement) and replacing with “[Reserved]”.
(l)Deleting Section 10.18 (Indemnification) and replacing with the following:
“(a) The Recipient shall indemnify the Department and each of its officers, employees, attorneys and agents (each an “Indemnified Party”) from and against any liabilities, obligations, losses, damages, penalties, claims, judgments, lawsuits, costs and expenses (other than attorneys’ costs and fees) (each an “Indemnified Liability”) for which an Indemnified Party may become responsible because of a claim asserted by a third party related to the use of Disbursements or any Project; provided, that the Recipient shall not have an indemnification obligation hereunder if the third party’s claim is based solely on the conduct of the Department (and no other Party) or arises from the bad faith, gross negligence or willful misconduct of an indemnified Party (as determined pursuant to a final, Non-Appealable judgment by a court of competent jurisdiction).

(b) The Parties agree that the maximum cumulative amount of the Recipient’s indemnity obligation under this Section 10.18 is $2,000,000,000.

(c) An Indemnified Party shall give timely notice to Recipient of any action for which indemnification hereunder may be sought; provided that any failure to give such notice shall not release the Recipient from any of its indemnification obligations hereunder.

(d) The Recipient agrees that the Department has sole authority regarding the conduct of litigation brought against an Indemnified Party and Recipient agrees that the decisions of the Department regarding the litigation, trial or settlement do not relieve Recipient of its indemnification obligations hereunder. The Department agrees that it will advise Recipient regarding the conduct of litigation and that Recipient shall be given the opportunity at its own expense to advise the Department of its views regarding such litigation, including any settlement related thereto. The Department agrees that it will not compromise or settle any Indemnified Liability, until it has advised the Recipient, as provided above, and has been authorized by the government official with authority to approve settlements pursuant to applicable rules. No provision herein shall restrict,

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modify or otherwise affect the authority of the United States to settle or compromise any claim according to Applicable Law.

(e) All sums paid and costs incurred by any Indemnified Party with respect to any matter indemnified hereunder shall be immediately due and payable by the Recipient.”
(m)Deleting Annex D (Program Requirements) and replacing it with “[Reserved].”
(n)Deleting Annex E (Davis-Bacon Act Requirements) and replacing it with “[Reserved].”
(o)Deleting Annex F (Reporting) and replacing it with “[Reserved].”
(p)Deleting Annex G (Direct Funding for Workforce Activities) and replacing it with “[Reserved].”
(q)Deleting Schedule A (Fiscal Year Appropriations) and replacing it with “[Reserved].”
(r)Deleting Schedule B (Disbursement Milestone Schedule) and replacing it with “[Reserved].”

SECTION 3.    DISBURSEMENT PROCEDURE FOR THE RELEASED FUNDS.

On the effectiveness of Section 2 of this Amendment in accordance with its terms, notwithstanding any provisions to the contrary in Articles 2 or 5 of the DFA, the Department shall, as soon as practicable, make one or more Disbursements in an aggregate amount equal to the Released Funds; provided that each such Disbursement shall be subject to the satisfaction of each of the following conditions precedent:

(a)The Department shall have executed and delivered one or more Funding Obligations acknowledged by the Recipient that cumulatively obligate the amount of such Disbursement when aggregated with all prior Disbursements relating to the relevant Award.
(b)The Department shall have received from the Recipient a completed Disbursement Request For Released Funds, substantially in the form attached hereto as Exhibit A, and the certification made therein shall be true and correct in all respects.
For the avoidance of doubt, notwithstanding anything to the contrary in the DFA, Article 6 of the DFA does not apply to the Disbursement Request For Released Funds, any applicable Disbursement Date in respect thereof, and any Project Completion Date contemplated by this Amendment.

SECTION 4.    MISCELLANEOUS.

(a)Governing Law. This Amendment and the rights and obligations of the Parties hereunder shall be governed by, and construed and interpreted in accordance with, the federal law of the United States. To the extent that federal law does not specify the appropriate rule of decision for a particular matter at issue, it is the intention and agreement of the Parties that the law of the State of New York (without giving effect to its conflict of laws principles (except Section 5-1401 of the New York General Obligations Law)) shall be adopted as the governing federal rule of decision.
(b)Sections 10.9, 10.10, 10.11, 10.12, 10.13, 10.14, 10.19, 10.20, and 10.22 of the DFA shall apply with respect to this Amendment, mutatis mutandis.

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(c)The Recipient acknowledges and agrees that it will comply with all Applicable Laws in the performance of its obligations under the DFA.
(d)The Parties each have the power and authority to execute and deliver this Amendment and carry out their obligations hereunder.
[signature pages follow]

IN WITNESS WHEREOF, the Parties have caused this Amendment to be duly executed and delivered by their respective proper and duly authorized officers as of the day and year first above written.

INTEL CORPORATION,
as Recipient

By: /s/ David Zinsner
    Name: David Zinsner
    Title: Chief Financial Officer

[Signature Page to Implementing Amendment to Direct Funding Agreement]

UNITED STATES DEPARTMENT OF COMMERCE, an agency of the Federal Government of the United States of America

By: /s/ William L. Frauenhofer
Name:    William L. Frauenhofer
Title:     Director, CHIPS Program

[Signature Page to Implementing Amendment to Direct Funding Agreement]

EXHIBIT A

FORM OF DISBURSEMENT REQUEST FOR RELEASED FUNDS
(Delivered pursuant to Section 3 of Implementing Amendment to Direct Funding Agreement by and between Intel Corporation and the United States Department of Commerce)
Date: _________, 20__
United States Department of Commerce
CHIPS Programs Office
1401 Constitution Ave NW
Washington, DC 20230
Re: Intel Project; Award ID No. AP-2024-0015

Ladies and Gentlemen:
This disbursement request (the “Disbursement Request”) is delivered to you pursuant to (i) Section 3 of that certain Implementing Amendment to Direct Funding Agreement, dated as of [______] (the “Amendment”), which amends that certain Direct Funding Agreement, dated as of November 25, 2024 (as the same may be amended, amended and restated, supplemented or otherwise modified from time to time, the “Direct Funding Agreement”), between (a) Intel Corporation as the recipient (the “Recipient”), and (b) the United States Department of Commerce (the “Department”). All capitalized terms used in this Disbursement Request not otherwise defined herein shall have their respective meanings specified in the Direct Funding Agreement.
Pursuant to Section 3 of the Amendment, notice is hereby given that, as of the date hereof, the Recipient requests a Disbursement of a total of $5,695,000,000.00 Dollars (the “Requested Disbursement”), which amount is equal to the sum of the Maximum Award Amount minus all Disbursements made prior to the date hereof.
I, [insert name of officer], the [title of Authorized Officer] of the Recipient, do hereby certify, for the benefit of the Department, that as of the date hereof, the Recipient has incurred and paid, without duplication, Project Costs for all Projects in the aggregate that constitute Eligible Uses of Funds in an amount at least equal to the Maximum Award Amount.

[The remainder of this page is intentionally blank.]

IN WITNESS WHEREOF, the undersigned has duly executed this Disbursement Request on behalf of the Recipient as of the date first written above.
INTEL CORPORATION,
a corporation organized and existing under the laws of Delaware as Recipient
By:
Name:
Title: [Authorized Officer]